EXHIBIT 4.1

                               PURCHASE AGREEMENT

                  THIS PURCHASE AGREEMENT ("Agreement") is made as of the 19th day of December, 2003 by and among GoAmerica, Inc., a Delaware corporation (the "Company"), and the Investors set forth on the signature pages affixed hereto (each an "Investor" and, collectively, the "Investors").

                                    Recitals

                  A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended; and

                  B. On the date hereof the Investors are severally purchasing from the Company, and the Company is issuing and selling to the Investors, upon the terms and conditions stated in this Agreement, (i) $1,015,000 in aggregate principal amount of the Company's 10% Senior Secured Convertible Promissory Notes in the form attached hereto as Exhibit A (the "Notes"), which Notes are convertible into shares of Common Stock (as defined below) at a conversion price of $0.15 per share, (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof, including the Reverse Split (as defined below)) (the "Conversion Price") and (ii) warrants (the "Warrants") to purchase an aggregate of 1,353,333 shares (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof, including the Reverse Split) of Common Stock in the form attached hereto as Exhibit B for an aggregate purchase price of $1,015,000 (the "Note Purchase Price"); and

                  C. Simultaneously herewith, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), pursuant to which the Company will agree to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws; and

                  D. The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, an aggregate of 89,900,000 shares (before giving effect to the Reverse Split) of Common Stock, at a price of $0.15 per share, in addition to the shares of Common Stock issuable upon the conversion of the Notes and the exercise of the Warrants.

                  In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

                  "Affiliate" means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

                  "Business Day" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

                  "Common Stock" means the common stock, par value $0.01 per share, of the Company, and any securities into which the Common Stock may be reclassified.

                  "Company's Knowledge" means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after reasonable inquiry.

                  "Confidential Information" means trade secrets, confidential information and know-how that the Company classifies as confidential information (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

                  "Control" (including the terms "controlling", "controlled by" or "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Conversion Shares" means the shares of Common Stock issuable upon the conversion of the Notes.

                  "Creditors" shall mean the creditors of the Company set forth in Schedule 4.3.

                  "Escrow Agent" means Pedley, Zielke, Gordinier & Pence, PLLC.

                  "Escrow Agreement" means that certain Escrow Agreement dated on or about December ___, 2003 between the Company, the Placement Agent and Escrow Agent, in substantially the form of Exhibit D.

                  "Intellectual Property" means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service


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marks, trade dress, trade names,  corporate names,  logos,  slogans and Internet domain names,  together with all goodwill associated with each of the foregoing;
(iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

                  "Interest Shares" means the shares of Common Stock issuable in lieu of cash interest under the Notes.

                  "Material  Adverse Effect" means a material  adverse effect on
(i) the assets, liabilities, results of operations, financial condition, business, or expected prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

                  "Nasdaq" means The Nasdaq Stock Market, Inc.

                  "Other Shares" means the shares of Common Stock, if any, issuable to the Investors pursuant to the Registration Rights Agreement.

                  "Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

                  "Placement Agent" means Sunrise Securities Corp.

                  "Pledge Agreement" means the Pledge Agreement of even date herewith in the form attached hereto as Exhibit E.

                  "Share Purchase Price" means Thirteen Million Four Hundred Eighty-Five Thousand Dollars ($13,485,000).

                  "Reverse  Split"  means  a  one-for-four  to   one-for-fifteen
reverse split of the Common Stock, as determined by the Board of Directors of the Company.

                  "SEC Filings" has the meaning set forth in Section 4.6.

                  "Securities" means the Notes, the Conversion Shares, the Interest Shares, the Warrants, the Warrant Shares, the Shares and the Other Shares.

                  "Shares" means the shares of Common Stock being purchased by the Investors hereunder.

                  "Subsidiary" has the meaning set forth in Section 4.1.


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

                  "Transaction Documents" means the Notes, the Pledge Agreement, this Agreement, the Registration Rights Agreement and the Warrants.

                  "Warrant Shares" means the shares of Common Stock issuable upon the exercise of the Warrants.

                  "1933 Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

                  "1934 Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

         2. Purchase and Sale.

                  2.1 Purchase and Sale of the Notes and Warrants. Subject to the terms and conditions of this Agreement, on the date hereof, each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to each Investor (i) the aggregate principal amount of the Notes as is set forth opposite such Investor's name on the signature pages attached hereto and (ii) such number of Warrants as is set forth opposite such Investor's name on such signature pages for an aggregate purchase price equal to the Note Purchase Price as specified in Section 3.1 below.

                  2.2 Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, on the Closing Date, each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to each Investor such number of Shares as is set forth opposite such Investor's name on the signature pages attached hereto for an aggregate purchase price equal to the Share Purchase Price as specified in Section 3.2 below.

                  2.3 Allocation of Investment Commitments. For avoidance of doubt, the total amount being invested by any Investor hereunder shall be allocated pro rata to the purchase of (a) the Notes and Warrants on the date hereof and (b) the Shares on the Closing Date, based on the aggregate purchase price for all such securities delivered on such dates. The aggregate amount to be invested by each Investor shall be specified on the signature pages hereto.

         3. Closing.

                  3.1 Closing of the Notes and Warrants. (a) Prior to the date hereof, the Company shall have delivered to Lowenstein Sandler PC, in trust, one or more Notes in the principal amounts and registered in such name or names as each Investor may designate representing the aggregate principal amount of the Notes to be issued to each such Investor on the date hereof, and a certificate or certificates, registered in such name or names as each Investor may designate, representing the Warrants to be issued to each such Investor, with instructions that the Notes and Warrants are to be held for release to the Investors only upon payment in full of the Note Purchase Price to the Company by all the Investors. Upon such receipt by Lowenstein Sandler PC of the certificates and compliance by the parties hereto with the other requirements of this Section 3.1, each Investor or the Escrow Agent shall promptly cause a wire


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

transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company and/or the applicable parties to the Escrow Agreement, in an amount representing such Investor's pro rata portion of the Note Purchase Price as set forth on the signature pages to this Agreement. Upon receipt by the Company of the Note Purchase Price, the Notes and Warrants shall be released to the Investors. The closing of the purchase and sale of the Notes and Warrants shall take place on the date hereof at the offices of Lowenstein Sandler PC, 1330 Avenue of the Americas, 21st Floor, New York, New York, or at such other location and on such other date as the Company and the Investors shall mutually agree.

                  (b) On the date hereof, the Company shall deliver to each Investor the following:

                           (i) executed  counterparts of the Registration Rights
Agreement and the Pledge Agreement;

                           (ii)  the   Collateral  (as  defined  in  the  Pledge
Agreement) to be held pursuant to the Pledge Agreement;

                           (iii)  a  Certificate,  executed  on  behalf  of  the
Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the date hereof, certifying that (A) the Company has obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Notes and the Warrants all of which shall be in full force and effect; (B) the Company has filed with Nasdaq a Notice of Additional Listing Application covering the Conversion Shares, the Interest Shares and the Warrant Shares; (C) no judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents; (D) no stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental regulatory body with respect to public trading in the Common Stock; and (E) that the Company had aggregate liabilities to the Creditors as of such date of less than $1,500,000;

                           (iv) a Certificate, executed on behalf of the Company
by its Secretary, dated as of
the date hereof, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;

                           (v) an opinion from Hale and Dorr LLP, the  Company's
counsel,  dated as of the date hereof,  in substantially  the form of Exhibit F;
and

                           (vi)  agreements  executed by each of Aaron Dobrinsky
and Joseph Korb, in substantially the form of Exhibit G.


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

                  (c) On the date hereof, the Investors shall deliver to the Company executed counterparts of the Registration Rights Agreement and the Pledge Agreement.

                  (d) On or before the date hereof, each Investor that is purchasing Notes, Warrants and Shares with an aggregate purchase price of less than $750,000 shall have deposited the aggregate purchase price for all such securities in such account as is designated by the Placement Agent, which such account shall be subject to the Escrow Agreement.

                  3.2 Closing of the Shares. Upon confirmation that the other conditions to closing specified in Section 6 hereof have been satisfied or duly waived by the Required Investors (as defined below), the Company shall, at the request of each Investor either (i) arrange for the electronic delivery of the Shares (if permitted by the Company's transfer agent), or (ii) deliver to Lowenstein Sandler PC, in trust, a certificate or certificates representing the Shares to be issued to each such Investor, in each case registered in such name or names as each Investor may designate, with instructions that such certificates are to be held for release to the Investors only upon payment in full of the Share Purchase Price to the Company by all the Investors. Promptly, but no more than one Business Day thereafter, the Escrow Agent or such Investor shall cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing each Investor's pro rata portion of the Share Purchase Price as set forth on the signature pages to this Agreement. On the date (the "Closing Date") the Company receives the Share Purchase Price, the certificates evidencing the Shares shall be released to the Investors (the "Closing"). The Closing of the purchase and sale of the Shares shall take place at the offices of Lowenstein Sandler PC, 1330 Avenue of the Americas, 21st Floor, New York, New York, or at such other location and on such other date as the Company and the Investors shall mutually agree.

                  3.3 Placement Agent. Simultaneously with the issuance of the Notes and the Shares, the Company shall deliver to the Placement Agent the full amount of its compensation earned through such closing for its services in connection with the transactions contemplated by this Agreement in accordance with that certain Investment Banking Agreement between the Company and the Placement Agent, dated October 17, 2003. For purposes of clarification, to the extent the Placement Agent receives compensation upon the issuance of the Notes and the Warrants, the Placement Agent shall not receive additional compensation for shares issued upon conversion of such Notes.

         4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that, except as set forth in the schedules delivered herewith (collectively, the "Disclosure Schedules"):

                  4.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a

Material Adverse Effect. The Company's subsidiaries (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns more than 10% of the capital stock or holds a more than 10% equity or similar interest) are reflected on Schedule 4.1 hereto (the "Subsidiaries").

                  4.2 Authorization. The Company has full power and authority and, other than the approval of the Proposals (as defined in Section 7.8) by the Company's stockholders in accordance with applicable law and Nasdaq Marketplace Rule 4350, has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

                  4.3 Capitalization. Schedule 4.3 sets forth (without giving effect to the Reverse Split) (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company's stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. Except as described on
Schedule 4.3 and except as contemplated by the Pledge Agreement, all of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim. Except as described on Schedule 4.3, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as described on Schedule 4.3 and except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as described on
Schedule 4.3, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.


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

                  Except as described on Schedule 4.3, the issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

                  Except as described on Schedule 4.3, the Company does not have outstanding stockholder purchase rights or "poison pill" or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

                  4.4 Valid  Issuance.  The  Shares  have been duly and  validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Notes, the Warrants, the Conversion Shares, the Interest Shares and the Other Shares have been duly and validly authorized. Upon the due conversion of the Notes, the Conversion Shares will be validly issued, fully paid and non-assessable, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors. Upon issuance thereof in accordance with the terms of the Notes, the Interest Shares will be validly issued, fully paid and non-assessable, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors. Upon the due exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors. Upon issuance thereof in accordance with the terms of the Registration Rights Agreement, the Other Shares, if any, will be validly issued, fully paid and non-assessable, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the conversion of the Notes, the exercise of the Warrants and upon the issuance of the Interest Shares and the Other Shares, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors.

                  4.5 Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than (i) the approval of the Proposals by the Company's stockholders in accordance with applicable law and Nasdaq Marketplace Rule 4350, (ii) filings that have been made pursuant to applicable state securities laws and (iii) post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale


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

of the Securities, and (ii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other "poison pill" arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company's Certificate of Incorporation or By-laws that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including, without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

                  4.6 Delivery of SEC Filings; Business. The Company has made available to the Investors through the EDGAR system true, correct and complete copies of the Company's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (the "10-K"), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 10-K and prior to the date hereof (collectively, the "SEC Filings"). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act since December 31, 2002. The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

                  4.7 Use of Proceeds. The net proceeds of the sale of the Securities shall be used by the Company to repay certain indebtedness (a maximum of $300,000 of which will be paid to the Creditors) and for working capital and general corporate purposes.

                  4.8 No Material Adverse Change. Since December 31, 2002, except as identified and described in the SEC Filings or as described on
Schedule 4.8, there has not been:

                           (i)   any   change   in  the   consolidated   assets,
liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, except for changes in the ordinary course of business which have not and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

                           (ii) any  declaration or payment of any dividend,  or
any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

                           (iii)  any  material  damage,  destruction  or  loss,
whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

                           (iv)  any  waiver,  not in  the  ordinary  course  of
business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

                           (v) any  satisfaction or discharge of any lien, claim
or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the


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

Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

                           (vi)  any  change  or  amendment  to  the   Company's
Certificate of Incorporation or by-laws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

                           (vii) any material labor  difficulties or labor union
organizing   activities  with  respect  to  employees  of  the  Company  or  any
Subsidiary;

                           (viii) any material  transaction  entered into by the
Company or a Subsidiary other than in the ordinary course of business;

                           (ix) the loss of the services of any key employee, or
material change in the composition or duties of the senior management of the Company or any Subsidiary;

                           (x) the loss or threatened loss of any customer which
has had or could reasonably be expected to have a Material Adverse Effect; or

                           (xi) any other event or  condition  of any  character
that has had or could reasonably be expected to have a Material Adverse Effect.

                  4.9      SEC Filings; S-3 Eligibility.

                           (a) At the time of filing  thereof,  the SEC  Filings
complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                           (b) Each  registration  statement  and any  amendment
thereto filed by the Company since January 1, 2000 pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                           (c) Upon  the  filing  with the SEC of the  Company's
audited consolidated financial statements for the year ending December 31, 2003, the Company will be eligible to use Form S-3 to register the Registrable Securities (as such term is defined in the Registration Rights Agreement) for sale by the Investors as contemplated by the Registration Rights Agreement.

                  4.10 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not (x) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company's Certificate of Incorporation or the Company's Bylaws, both as in effect on the date hereof (true, correct and complete copies of which have been made available to the Investors through the EDGAR system), or
(ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is bound or subject, except with respect to this clause
(ii), where such conflict or breach would not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate, or (y) result in
(i) the creation or imposition of any Lien (as defined in the Note) on any of the assets or properties of the Company or its Subsidiaries (except for the security interests created pursuant to the Pledge Agreement), or (ii) result in the acceleration of, or permit any Person to accelerate or declare due and payable prior to its stated maturity, any obligation of the Company or its Subsidiaries.

                  4.11 Tax Matters. The Company and each Subsidiary has timely prepared and filed (within all applicable extension periods) all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company's Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company's Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. Except as described on Schedule 4.11, there are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

                  4.12 Title to Properties. Except as disclosed in the SEC Filings, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

                  4.13 Certificates, Authorities and Permits. The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, except where the failure to possess such instruments would not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

                  4.14 No Labor Disputes. No material labor dispute with the employees of the Company or any Subsidiary exists or, to the Company's Knowledge, is imminent.

                  4.15     Intellectual Property.

                           (a) To the  Company's  Knowledge,  all  payments  and
other papers necessary to maintain the Intellectual Property listed in Schedule 4.15(a) have been made, and to the Company's Knowledge all Intellectual Property of the Company and its Subsidiaries is valid and enforceable. No Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company's Knowledge, no such action is threatened. To the Company's Knowledge, no patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

                           (b) All of the licenses and  sublicenses and consent,
royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, "License Agreements") are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company's Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and, to the Company's Knowledge, there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

                           (c) The Company and its  Subsidiaries own or have the
right to use all of the Intellectual Property that is necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company's and its Subsidiaries' properties and assets, free and clear of all liens, encumbrances, adverse claims (to the Company's Knowledge) or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company's and its Subsidiaries' businesses. The Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries.

                           (d)   The   conduct   of  the   Company's   and   its
Subsidiaries' businesses as currently conducted does not, to the Company's Knowledge, infringe or otherwise impair or conflict with (collectively,
"Infringe") any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company's Knowledge, the Intellectual Property and Confidential Information of the Company and its Subsidiaries which are necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company's Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and its Subsidiaries and the Company's and its Subsidiaries' use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company's Knowledge, there is no valid basis for the same.

                           (e) The consummation of the transactions contemplated
hereby and by the other Transaction Documents will not result in the alteration, loss, impairment of or restriction on the Company's or any of its Subsidiaries' ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted.

                           (f) The  Company  and  its  Subsidiaries  have  taken
reasonable steps to protect the Company's and its Subsidiaries' rights in their Intellectual Property and Confidential Information. Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company's standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of the Company's or its Subsidiaries' Confidential Information to any third party.

                  4.16 Environmental Matters. Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, and, to the Company's Knowledge, is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material

Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company's Knowledge, threatened investigation that might lead to such a claim.

                  4.17 Litigation. Except as described on Schedule 4.17, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company's Knowledge, no such actions, suits or proceedings are threatened or contemplated.

                  4.18 Financial Statements. The financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof or as described on Schedule 4.18, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

                  4.19 Insurance Coverage. The Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

                  4.20 Compliance with Nasdaq Continued Listing Requirements. Except as disclosed in the SEC Filings, the Company is in compliance with applicable Nasdaq SmallCap Market continued listing requirements. There are no proceedings pending or, to the Company's Knowledge, threatened against the Company relating to the continued listing of the Company's Common Stock on the Nasdaq SmallCap Market and the Company has not received any notice of, nor to the Company's Knowledge is there any basis for, the delisting of the Common Stock from the Nasdaq SmallCap Market.

                  4.21 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than as described in Schedule 4.21.

                  4.22 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in

Regulation D) in connection with the offer or sale of any of the Securities.

                  4.23 No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

                  4.24 Private Placement. Assuming the accuracy of the Investors' representations in Section 5 below, the offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

                  4.25 Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

                  4.26 Transactions with Affiliates. Except as disclosed in SEC Filings or as disclosed on Schedule 4.26, none of the officers or directors of the Company and, to the Company's Knowledge, none of the employees of the
Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company's Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  4.27 Internal Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
(iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-14 and 15d-14) for the

Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's most recently filed period report under the 1934 Act, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of a date within 90 days prior to the filing date of the most recently filed periodic report under the 1934 Act (such date, the "Evaluation Date"). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-K) or, to the Company's Knowledge, in other factors that could significantly affect the Company's internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

                  4.28 Indebtedness and Other Contracts.  Except as disclosed in
Schedule 4.28, neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. Schedule 4.28 provides a detailed description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) "Indebtedness" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

                  4.29 Solvency. Assuming that no event or condition shall have occurred after the date hereof and prior to the Closing that would have a Material Adverse Effect, the Company will not be Insolvent (as defined below) after giving effect to the issuance of the Notes, the Warrants and the Shares. For purposes of this Section 4.29, "Insolvent" means (i) the present fair saleable value of the Company's assets is less than the amount required to pay the Company's total indebtedness, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, or (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its or any of its Subsidiaries' creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

                  4.30 Disclosures. Neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information which has not been, or will not be, made publicly available on the date hereof. The Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         5. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company only with respect to itself that:

                  5.1 Organization and Existence. The Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

                  5.2 Authorization. The execution, delivery and performance by the Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

                  5.3 Purchase Entirely for Own Account. The Securities to be received by the Investor hereunder will be acquired for the Investor's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act; provided, however, that by making the representations herein, the Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. The Investor is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

                  5.4 Investment Experience. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

                  5.5 Disclosure of Information. The Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. The Investor acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in this Agreement.

                  5.6 Restricted Securities. The Investor understands that the Securities are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

                  5.7 Legends. It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

                           (a) "The  securities  represented  hereby  may not be
transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144(k), or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws."

                           (b) If  required by the  authorities  of any state in
connection with the issuance of sale of the Shares, the legend required by such state authority.

                  Upon the earlier of (i) registration for resale pursuant to the Registration Rights Agreement and receipt by the Company of the Investor's written confirmation that such Securities will not be disposed of except in compliance with the prospectus delivery requirements of the 1933 Act or (ii) Rule 144(k) becoming available the Company shall, upon an Investor's written request, promptly cause certificates evidencing the Securities to be replaced with certificates which do not bear such restrictive legends, and Conversion Shares, Interest Shares, Other Shares and Warrant Shares subsequently issued shall not bear such restrictive legends provided the provisions of either clause
(i) or clause (ii) above,  as applicable,  are satisfied  with respect  thereto.

When the Company is required to cause unlegended certificates to replace previously issued legended certificates, if unlegended certificates are not delivered to an Investor within three (3) Business Days of submission by that Investor of legended certificate(s) to the Company's transfer agent, the Company shall be liable (in addition to any other remedy available to the Investor) to the Investor for liquidated damages in an amount equal to 1% of the aggregate purchase price of the shares evidenced by such certificate(s) for each thirty
(30) day period (or portion thereof) beyond such three (3) Business Day that the unlegended certificates have not been so delivered.

                  5.8  Accredited  Investor.   The  Investor  is  an  accredited
investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

                  5.9 No General Solicitation. The Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

                  5.10 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investors, other than as described in Schedule 4.21.

                  5.11 Prohibited Transactions. During the last thirty (30) days prior to the date hereof, no Investor has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any "put equivalent position" (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a "Prohibited Transaction"). Prior to the earlier of (i) the termination of this Agreement, or (ii) the Closing Date, no Investor shall engage, directly or indirectly, in a Prohibited Transaction. Each Investor acknowledges that the representations and warranties contained in this
Section 5.11 are being made for the benefit of the Investors as well as the Company and that each of the other Investors shall have an independent the right to assert any claims against any Investor arising out of any breach or violation of the provisions of this Section 5.11.

         6. Conditions to Closing.

                  6.1 Conditions to the Investors' Obligations. The obligation of each Investor to purchase its Shares at the Closing is subject to the fulfillment to the Investors' satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Investors agreeing hereunder to purchase a majority of the Shares (the "Required Investors"):

                           (a) The  representations  and warranties  made by the
Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in
Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

                           (b) The  Company  shall  have  obtained  in a  timely
fashion any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Shares all of which shall be in full force and effect.

                           (c) At least 15  calendar  days prior to the  Closing
Date or such shorter period as Nasdaq may, in its discretion, permit, the Company shall have delivered to Nasdaq the notice of issuance of the Shares and the Other Shares, if any, in accordance with Nasdaq Marketplace Rule 4310(c)(17) and the Company shall have delivered to each of the Investors satisfactory evidence of the delivery of such notice. The Company shall not have received any communication (whether written or oral) from Nasdaq requesting additional information regarding the transactions contemplated by this Agreement, including, without limitation, the issuance of the Shares and the Other Shares, if any, which has not been complied with or indicating that Nasdaq has any objections to the transactions contemplated by this Agreement, including, without limitation, the issuance of the Shares and the Other Shares, if any, which has not been satisfied.

                           (d) The  Company's  stockholders  shall have approved
the Proposals in accordance with applicable law, the Company's Certificate of Incorporation and By-laws and Nasdaq Marketplace Rule 4350(i).

                           (e) No Event of  Default  or  event  which,  with the
giving of notice, the lapse of time or both, would become an Event of Default under the Notes or the Pledge Agreement shall have occurred and be continuing.

                           (f) No judgment,  writ, order,  injunction,  award or
decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

                           (g) The Company shall have  delivered a  Certificate,
executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfilment of the conditions specified in subsections (a), (b), (c), (d), (e), (f), (j) and
(k) of this Section 6.1.

                           (h) The Company shall have  delivered a  Certificate,
executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the

Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

                           (i) The Investors shall have received an opinion from
Hale and Dorr LLP, the Company's counsel, dated as of the Closing Date, in substantially the form of Exhibit H.

                           (j) No stop order or suspension of trading shall have
been imposed by Nasdaq, the SEC or any other governmental regulatory body with respect to public trading in the Common Stock.

                           (k) The Company  shall have  completely  executed and
delivered to the appropriate Investors all forms which such Investors shall have informed the Company are required by the Small Business Administration (the "SBA") in connection with the transactions contemplated hereby, including without limitation a Size Status Declaration on SBA Form 480, Assurance of Compliance for Nondiscrimination on SBA Form 652 and Portfolio Financing Report on SBA Form 1031.

                           (l) The  Company  and each  Investor  that is a small
business investment company shall have entered into a letter agreement in substantially the form of Exhibit I.

                  6.2 Conditions to Obligations of the Company. The Company's obligation to sell and issue the Shares at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

                           (a) The  representations  and warranties  made by the
Investors in Section 5 hereof, other than the representations and warranties contained in Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9 (the "Investment Representations"), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them on or prior to the Closing Date.

                           (b) The  Investors  shall  have  delivered  the Share
Purchase Price to the Company.

                           (c) The  Company's  stockholders  shall have approved
the Proposals in accordance with applicable law, the Company's Certificate of Incorporation and By-laws and Nasdaq Marketplace Rule 4350(i).

                  6.3 Termination of Obligations to Effect Closing; Effects.

                           (a) The obligations of the Company,  on the one hand,
and the Investors, on the other hand, to effect the Closing shall terminate as follows:

                                    (i) Upon the mutual  written  consent of the
Company and the Required Investors;

                                    (ii) By the Company if any of the conditions
set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

                                    (iii) By the  Required  Investors  if any of
the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Required Investors; or

                                    (iv) By either the  Company or the  Required
Investors if the Closing has not occurred on or prior to April 30, 2004;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party's seeking to terminate its obligation to effect the Closing.

                  (b) In the event of termination by the Company or the Required Investors of their obligations to effect the Closing pursuant to this Section 6.3, written notice thereof shall forthwith be given to the other parties hereto and the obligation of all parties to effect the Closing shall be terminated, without further action by any party. Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

         7. Covenants and Agreements of the Company.

                  7.1 Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares of Common Stock as shall from time to time permit the full issuance of the Conversion Shares, the Interest Shares, the Conversion Shares and the Warrant Shares.

                  7.2      [intentionally omitted]

                  7.3 No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company's obligations to the Investors under the Transaction Documents.

                  7.4      [intentionally omitted]

                  7.5 Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

                  7.6 Listing of Shares and Related Matters. Promptly following the date hereof, the Company shall take all necessary action to cause the Conversion Shares, the Warrant Shares and the Interest Shares to be listed on the Nasdaq SmallCap Market as promptly as practicable. Promptly following the date hereof, the Company shall take all necessary action to cause the Shares to be listed on the Nasdaq SmallCap Market as promptly as practicable but in no event later than the Closing Date. Promptly following the issuance of any Other Shares, the Company shall take all necessary action to cause such Other Shares to be listed on the Nasdaq SmallCap Market promptly thereafter. Further, if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it shall include in such application the Shares, the Warrant Shares, the Conversion Shares, the Interest Shares and the Other Shares, if any, and will take such other action as is necessary to cause such Common Stock to be so listed. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on the Nasdaq SmallCap Market (including, if necessary, effecting a Reverse Split subject to the provisions of Section 7.10) and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 7.6.

                  7.7 Termination of Covenants. The provisions of Sections 7.2 through 7.5 shall terminate and be of no further force and effect upon the earlier of (i) the mutual consent of the Company and the Required Investors or
(ii) the date on which the Company's obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

                  7.8 Proxy Statement; Stockholders Meeting. (a) Promptly following the execution and delivery of this Agreement the Company shall take all action necessary to call a meeting of its stockholders (the "Stockholders
Meeting"), which shall occur not later than April 30, 2004 (the "Stockholders Meeting Deadline") for the purpose of seeking approval of the Company's stockholders for (i) the issuance and sale to the Investors of the Shares and
(ii), subject to Section 7.10 below, the Reverse Split (collectively, the "Proposals"). In connection therewith, the Company will promptly prepare and file with the SEC proxy materials (including a proxy statement and form of proxy) for use at the Stockholders Meeting and, after receiving and promptly responding to any comments of the SEC thereon, shall promptly mail such proxy materials to the stockholders of the Company. Each Investor shall promptly furnish in writing to the Company such information relating to such Investor and its investment in the Company as the Company may reasonably request for inclusion in the Proxy Statement. The Company will comply with Section 14(a) of the 1934 Act and the rules promulgated thereunder in relation to any proxy statement (as amended or supplemented, the "Proxy Statement") and any form of proxy to be sent to the stockholders of the Company in connection with the Stockholders Meeting, and the Proxy Statement shall not, on the date that the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or the Stockholders Meeting which has become false or misleading. If the Company should discover at any time prior to the Stockholders Meeting, any event relating to the Company or any of its Subsidiaries or any of their respective affiliates, officers or directors that is required to be set forth in a supplement or amendment to the Proxy Statement, in addition to the Company's obligations under the 1934 Act, the Company will promptly inform the Investors thereof.

                  (b) Subject to their fiduciary obligations under applicable law (as determined in good faith by the Company's Board of Directors after consultation with the Company's outside counsel), the Company's Board of Directors shall recommend to the Company's stockholders (and, subject to their fiduciary obligations, not revoke or amend such recommendation) that the stockholders vote in favor of the Proposals and shall cause the Company to take all commercially reasonable action (including, without limitation, the hiring of a proxy solicitation firm of nationally recognized standing) to solicit the approval of the stockholders for the Proposals. Whether or not the Company's Board of Directors determines at any time after the date hereof that, due to its fiduciary duties, it must revoke or amend its recommendation to the Company's stockholders, the Company shall be required to, and will take, in accordance with applicable law and its Certificate of Incorporation and Bylaws, all action necessary to convene the Stockholders Meeting as promptly as practicable, but no later than the Stockholders Meeting Deadline, to consider and vote upon the approval of the Proposals.

                  (c) No Investor shall vote or cause any Person to vote on its behalf any Conversion Shares, Interest Shares, Warrant Shares or Other Shares, if any, then owned by it at the Stockholders Meeting.

                  7.9      Director Designee.

                           (a)  Commencing  on the  Closing,  so long as Special
Situations Fund III, L.P. ("SSF") and/or one or more of its Affiliates collectively are the beneficial owners of at least 14% of the outstanding Common Stock (determined in accordance with Rule 13d-3 under the 1934 Act), SSF shall have the right to designate one person for election to the board of directors of the Company (the "SSF Designee"). The Company shall use its commercially reasonable efforts to cause the SSF Designee to be elected to the Company's board of directors. SSF shall have the right to remove or replace any SSF Designee by giving notice to such SSF Designee and the Company. The Company shall use its commercially reasonable efforts to effect the removal or replacement of any such SSF Designee.

                           (b) Subject to any limitations  imposed by applicable
law, the SSF Designee shall be entitled to the same perquisites, including stock options, reimbursement of expenses and other similar rights in connection with such person's membership on the Board of Directors of the Company, as every other non-employee member of the Board of Directors of the Company.

                           (c) At such  time as SSF  and its  Affiliates  are no
longer the beneficial owners of at least 14% and notwithstanding any subsequent increase in such percentage: (i) SSF shall no longer have the rights set forth in this Section 7.9; and (ii) the SSF Designee shall, upon the request of a majority of the other members of the Company's Board of Directors, resign from the Board of Directors.

                  7.10 Reverse Split. If the Board of Directors, based on the advice of its counsel and financial advisors, determines in good faith that the Company should effect a Reverse Split in order to maintain or facilitate the maintenance of the listing of the Common Stock on the Nasdaq SmallCap Market, the Board of Directors shall determine in good faith the terms of the Reverse Split, subject to the parameters contained in the definition of "Reverse Split". If the Board of Directors, based on the advice of its counsel and financial advisors, determines in good faith that no Reverse Split is necessary to maintain the listing of the Common Stock on the Nasdaq SmallCap Market, then the Company shall not be obligated to effect the Reverse Split.

                  7.11 Rights Offering. Prior to the Closing, the Company shall not make any rights offering to its stockholders.

         8. Survival and Indemnification.

                  8.1 Survival. All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements as of the date hereof and shall survive the execution and delivery of this Agreement for a period of eighteen months from the date of this Agreement; provided, however, that the provisions contained in
Section 7 hereof shall survive in accordance therewith.


                  8.2 Indemnification. The Company agrees to indemnify and hold harmless, on an after-tax and after insurance recovery basis, each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, "Losses") to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

                  8.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the "Indemnified Person") of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all reasonable fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

         9. Miscellaneous.

                  9.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Required Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a private transaction without the prior written consent of the Company or the other Investors, after notice duly given by such Investor to the Company and the other Investors, provided, that no such assignment or obligation shall affect the obligations of such Investor hereunder. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding any other provision hereof, in no event may the rights granted to SSF pursuant to Section 7.9 hereof be transferred to any Person which is not an Affiliate of SSF.

                  9.2 Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

                  9.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  9.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

                           If to the Company:

                                    GoAmerica, Inc.
                                    433 Hackensack Avenue
                                    Hackensack, New Jersey
                                    Attention:  Chief Executive Officer
                                    Fax:  (201) 996-1772

                           With a copy to:

                                    Hale and Dorr LLP
                                    650 College Road East
                                    Princeton, NJ 08540
                                    Attention:  Richard Mattessich, Esq.
                                    Fax:  (609) 750-7700

                           If to the Investors:

to the addresses set forth on the signature pages hereto.

                  9.5 Expenses. Except as otherwise set forth in the Transaction Documents, the parties hereto shall pay their own costs and expenses in connection herewith. On the date hereof, the Company shall pay the reasonable fees and expenses of Lowenstein Sandler PC ("Lowenstein Sandler"), not to exceed $25,000. In addition, the Company shall pay the reasonable fees and expenses of Lowenstein Sandler incurred subsequent to the date hereof, not to exceed $10,000. Such expenses shall be paid at Closing or, if incurred subsequent to the Closing, on demand. In addition, at the closing of the sale of the Notes hereunder, the Company shall pay the reasonable fees and expenses of legal counsel to the Placement Agent, not to exceed $25,000. The Company shall reimburse the Investors upon demand for all reasonable out-of-pocket expenses incurred by the Investors, including, without limitation, reimbursement of attorneys' fees and disbursements, in connection with any amendment, modification or waiver of this Agreement or the other Transaction Documents. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys' fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

                  9.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company. The foregoing notwithstanding, no amendment shall be made to this Agreement which affects any particular Investor in a manner different than any other Investor without the prior written consent of that Investor.

                  9.7 Publicity.  No public release or  announcement  concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or SSF (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow SSF or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, each party hereto (and each employee, representative, or other agent of such party) may disclose to any and all persons, without limitation of any kind, the United States federal tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. For this purpose, 'tax structure' is limited to any facts relevant to the United States federal income tax treatment of the transaction and does not include information relating to the identity of the parties. In addition to the foregoing, no Investor shall be named in any press release or governmental or regulatory filing unless such disclosure is required by law, rule, regulation or the requirements of any stock market or stock exchange on which the Common Stock is listed or traded without the prior consent of the applicable Investor.

                  9.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

                  9.9 Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

                  9.10 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

                  9.11 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

                  9.12 Pledge of Securities. The Company acknowledges and agrees that an Investor may from time to time pledge pursuant to a bona fide margin agreement or grant a security interest in some or all of the Securities and, if required under the terms of such arrangement, such Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Investor's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the 1933 Act or other applicable provision of the 1933 Act to appropriately amend the list of selling stockholders thereunder to include such pledgee or secured party.


                  9.13 Remedies. Each Investor shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under the Transaction Documents and all of the rights which such holders have under any law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Investors. The Company therefore agrees that the Investors shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.


                  9.14 Payment Set Aside. To the extent that the Company makes a payment or payments to the Investors hereunder or pursuant to any of the other Transaction Documents or the Investors enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.


                  9.15 Independent Nature of Investors' Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investors under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.


                  9.16 Lowenstein Sandler. Each of the parties hereto acknowledges that Lowenstein Sandler has acted solely as counsel to SSF and its Affiliates in connection with the transactions contemplated hereby and is not acting as counsel or otherwise providing advice to the Company or any other Investor with respect thereto. Each of the parties further acknowledges that Lowenstein Sandler has provided legal services to the Company in the past and expects to provide further services to the Company in the future. Each of the parties hereto irrevocably consents to Lowenstein Sandler's representation of SSF and its Affiliates in connection with the transactions contemplated hereby and irrevocably waives any conflict of interest that may arise as a result. Each of the parties hereto agrees that, subject to any applicable ethical canons, Lowenstein Sandler may act as counsel to SSF and its Affiliates in the event of any suit, action or proceeding arising hereunder and none of such parties shall seek to disqualify Lowenstein Sandler from so acting or raise Lowenstein Sandler's dual representation as a defense to any claim asserted in any such suit, action or proceeding.

                            [signature page follows]

                  IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:                        GOAMERICA, INC.



                                    By: /s/ Daniel R. Luis
                                        ----------------------------------------
                                    Name:  Daniel R. Luis
                                    Title: Chief Executive Officer

The Investors:                              ________________________________



                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:

Aggregate Investment:  $
Principal Amount of Notes:  $
Number of Warrants:
Number of Shares:

Address for Notice:
                                    153 E. 53rd Street
                                    55th Floor
                                    New York, NY  10022

                                    with a copy to:

                                    Lowenstein Sandler PC
                                    65 Livingston Avenue
                                    Roseland, NJ  07068
                                    Attn:  John D. Hogoboom, Esq.
                                    Telephone:  973.597.2500
                                    Facsimile:  973.597.2400